UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 18, 2005

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 2-27612	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

The sole purpose of this amendment is to amend Item 5.02 to FPL Group Inc.'s (FPL Group) Periodic Report on Form 8-K, as originally filed with the Securities and Exchange Commission on March 24, 2005, to reflect the appointment of Rudy E. Schupp and Hansel E. Tookes II to committees of FPL Group's board of directors.  The remainder of the information contained in the original Form 8-K filing is not hereby amended.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 18, 2005, Frederic V. Malek announced his retirement from FPL Group's board of directors effective May 20, 2005.

On March 18, 2005, Rudy E. Schupp and Hansel E. Tookes II were elected to FPL Group's board of directors, effective March 21, 2005.  At the time of their election, no determination had been made with respect to service by Mr. Schupp and Mr. Tookes on any committee of the board of directors.

On May 20, 2005, FPL Group's board of directors appointed Mr. Schupp to the Audit Committee and Mr. Tookes to the Finance & Investment Committee of the board of directors, effective on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
FLORIDA POWER & LIGHT COMPANY

(Registrants)

Date:  May 23, 2005

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc.
Vice President, Accounting, Controller and
Chief Accounting Officer of Florida Power & Light Company
(Principal Accounting Officer of the Registrants)